EXHIBIT 99.1

Quanex Building Products Declares Quarterly Dividend

HOUSTON, TEXAS, Dec. 05, 2016 (GLOBE NEWSWIRE) -- Quanex Building Products Corporation (NYSE:NX) (“Quanex” or the “Company”) today announced that its Board of Directors declared a quarterly cash dividend of $0.04 per share on the Company’s common stock, payable December 30, 2016, to shareholders of record on December 15, 2016.

About Quanex

Quanex Building Products Corporation is an industry-leading manufacturer of components sold to Original Equipment Manufacturers (OEMs) in the building products industry.  Quanex designs and produces energy-efficient fenestration products in addition to kitchen and bath cabinet components.

Investor Contact: Scott Zuehlke, 713-877-5327, scott.zuehlke@quanex.com
Media Contact: Valerie Calvert, 713-877-5305, valerie.calvert@quanex.com